UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 18, 2009

FUEL SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974

State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

3030 South Susan Street, Santa Ana, California		92704
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 656-1300

______________________________________ (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

     On May 28, 2009, MTM S.r.L. (“MTM”), an indirect wholly owned subsidiary of Fuel Systems Solutions, Inc., drew down the remaining €5.0 million (approximately $7.0 million converted into U.S. dollars based on the average interbank currency exchange rate on May 28, 2009) available under its financing agreement with Banca IMI S.p.A. and Intesa Sanpaolo S.p.A. The proceeds were used to complete the previously announced purchase of selected assets and technology for compressed natural gas (CNG) refueling products manufactured by FuelMaker Corporation, including the home refueling appliance marketed under the Phill(tm) brand.

     In addition, MTM exercised its option to extend the maturity date of its borrowings under this financing agreement from June 22, 2009 to June 22, 2014. As specified in the financing agreement, MTM is obligated to repay the entire principal amount of the loan, €15.0 million, in ten equal semi-annual installments beginning on December 22, 2009 and ending on June 22, 2014.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: June 18, 2009	By:	_/s/ Matthew Beale ______________
Matthew Beale
President and Chief Financial Officer